                                                                    EXHIBIT (ba)

                        STOCK PURCHASE AGREEMENT                 EXECUTION COPY
                        ------------------------


      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into by and between DEFIANCE, INC., a Delaware corporation ("Seller") and QUOIN INC., a Michigan corporation ("Buyer").

                               R E C I T A L S:
                               ----------------

      A. Seller is the owner of one hundred fourteen thousand five hundred six (114,506) shares (the "Shares") of common stock of Vaungarde, Incorporated, a Michigan corporation (the "Company"), which constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company. The Company currently is engaged in the business of manufacturing and selling plastic component parts primarily for the automotive industry and painting various automotive parts (the "Purchased Business").

      B. Buyer will form a new wholly-owned subsidiary (the "Subsidiary") for the purpose of acquiring all of the Shares. Immediately upon Closing, Buyer will cause the Subsidiary to merge with and into the Company under and pursuant to the Michigan Business Corporation Act, with the Company being the surviving corporation. For purposes of this Agreement, Buyer shall be deemed to include the Subsidiary.

     C. Upon the terms and subject to the conditions of this Agreement, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Shares.

                              P R O V I S I O N S:
                              - - - - - - - - - -

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, and intending to be legally bound hereby, Seller and Buyer agree as follows:

                                   ARTICLE I
                                   ---------

                               Terms of Purchase
                               -----------------

      SECTION 1.01. PURCHASE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller, all of the Shares.

      SECTION 1.02. THE PURCHASE PRICE. Subject to the adjustment provisions of Section l .04 of this Agreement, Buyer shall pay to Seller for the Shares an amount equal to the "Hard Book Value" of the Shares as of the Closing Date, minus Five Hundred Thousand Dollars ($500,000) (the "Purchase Price"). For the purposes of this Agreement, "Hard Book Value" of the Shares shall mean: (a) the sum of the book value of each of the following items as each item is expressed on or determined from the balance sheet of the Company: (i) common stock, (ii) additional paid-in-capital, (iii) net intercompany advances to or from Seller (whether interest bearing or not), (iv) retained earnings-beg, and (v) current year earnings; minus (b) goodwill-net. The Hard Book Value of the Shares shall be determined by Seller in accordance with generally accepted accounting principles, applied On a consistent basis with the financial statements of the Company for the periods ending June 30, 1994 and 1995 ("D-GAAP"). For purposes of this Agreement, the parties acknowledge and agree that (i) the amount of Four Million Six Hundred Ninety-two Thousand Four Hundred Fifty-eight Dollars ($4,692,458) is the Hard Book Value as of May 31, 1996, and is herein referred to as the "Preliminary Hard Book Value," and (ii) the amount of Four Million One Hundred Ninety-two Thousand Four Hundred Fifty-eight Dollars ($4,192,458) is herein referred to as the "Preliminary Purchase Price."

      SECTION 1.03. PAYMENT OF THE PURCHASE PRICE. The Purchase Price shall be paid to Seller as follows:

             (a) At the Closing, Seller shall apply the sum of One Hundred Thousand Dollars ($100,000) which was previously received by Seller from Buyer as a good faith deposit (the "Earnest Deposit") to payment of the Purchase Price.

             (b) At the Closing, Buyer shall assign to Seller certain assets of the Company listed on SCHEDULE 1.03(B) attached to this Agreement (the "Assigned Assets"), pursuant to an Assignment Agreement, in the form attached as EXHIBIT 1.03(B) hereto (the "Assignment Agreement"). These items, which constituted the Assigned Assets, are agreed among the parties, but the specific valuation of each item shall fluctuate in value and be fairly established as of the date of Closing in accordance with D-GAAP. In order to facilitate the Closing, the parties agree that the value of the Assigned Assets is $413,460.00 as of May 31, 1996, knowing that Assigned Assets will be finally determined as prescribed hereunder per Section 1.04.

             (c) At the Closing, Buyer shall execute and deliver to Seller Buyer's promissory note in the amount of Seven Hundred Fifty Thousand Dollars ($750,000) (the "Seller Note"). The Seller Note shall be in the form of the promissory note attached to this Agreement as EXHIBIT 1.03(c).

             (d) At the Closing, Buyer shall execute and deliver to Seller Buyer's promissory note in the amount of Two Hundred Thousand Dollars ($200,000) (the "Bridge Note") (the Bridge Note and the Seller Note are collectively referred to herein as the "Note"). The Bridge Note shall be in the form of the promissory note attached to this Agreement as EXHIBIT 1.03(d).

             (e) The balance of the Preliminary Purchase Price ($2,728,998.00, which equals the Preliminary Purchase Price ($4,192,458) less the sum of
      (i) the Earnest Deposit ($100,000), (ii) the Assigned Assets ($413,460), and (iii) the Note ($750,000 + $200,000)) shall be paid by wire transfer or certified check at the Closing."

      SECTION 1.04. FINAL BALANCE SHEET. FINAL HARD BOOK VALUE AND FINAL PURCHASE PRICE.

             (a) Within fifty-five (55) calendar days of the Closing Date, Seller's financial representatives shall meet with financial representatives of Buyer and agree on a balance sheet of the Company as of the Closing Date (the "Final Balance Sheet") and the calculation of the Hard Book Value of the Shares as of the Closing Date (the "Final Hard Book Value"). The Final Balance Sheet shall be prepared in accordance with D-GAAP. The Final Purchase Price shall be the Final Hard Book Value less Five Hundred Thousand Dollars ($500,000).

             (b) If Buyer and Seller cannot agree on the Final Balance Sheet and/or the Final Hard Book Value, then the disputed matters shall be reduced to writing by each party, along with their written determination of Final Hard Book Value, and these materials shall be referred to an accounting firm mutually agreed to by the parties before Closing (the "Accountants") to resolve the disputed matters within thirty (30) days. The Accountants will be guided in reaching their determination with respect to the disputed matters by the applicable provisions of this Agreement. Such fees as may be payable to the Accountants for its services in determining the Final Hard Book Value shall be borne by the parties on a basis proportionate to the amount by which each such party's determination of Final Hard Book Value varied from the amount of the Final Hard Book Value as determined by the Accountants.

             (c) The difference between the Preliminary Purchase Price and the Final Purchase Price, together with interest on the amount of such difference computed at Comerica Bank's prime rate (the "Prime Rate") from the Closing until due, shall be paid by wire transfer and/or certified funds within five (5) business days of the determination of the Final Purchase Price (the "Final Payment Date") (by Seller if the Preliminary Purchase Price was more than the Final Purchase Price or by Buyer if the Preliminary Purchase Price was less than the Final Purchase Price). Any amount not paid on the Final Payment Date shall bear interest at the Prime Rate plus three percent (3%) per annum from the Final Payment Date until paid.

      SECTION 1.05. SECURITY. As security for the payment of the Note, any amount which may be due Seller under the terms of SECTION 1.04 above, and any amount which may otherwise be payable by the Buyer or the Company under the terms of this Agreement or any of the other agreements, instruments or documents executed in connection herewith, Buyer shall deliver the following documents (the "Security Documents") to Seller at Closing:

             (a) A stock pledge agreement in the form attached to this Agreement as EXHIBIT 1.05(a) pursuant to which Buyer pledges to Seller all of the Shares;

             (b) The guarantee of John DeMaria in the form attached to this Agreement as EXHIBIT 1.05(b);

            (c) A security agreement covering all non-real estate assets of the Company in the form attached to this Agreement as EXHIBIT 1.05(c), along with proper and corresponding U.C.C. financing statements; and

             (d) A mortgage covering all real estate owned by the Company in the form attached to the Agreement as EXHIBIT 1.05(d).

      SECTION 1.06. SUBORDINATION. Buyer and Seller acknowledge and agree that:
(a) any security interest in, or lien upon, the assets of the Company which is granted to Seller pursuant to SECTION 1.05 above shall be junior in priority to all security interests in, or liens upon, the assets of the Company as may be granted from time to time by Buyer to institutional lenders ("Buyer's Lenders") to secure any indebtedness payable to Buyer's Lenders ("Senior Indebtedness") as may be incurred by the Buyer at any time for the purpose of financing the transaction contemplated by this Agreement or for any other business purpose related to the continuing operation of the Company; PROVIDED HOWEVER, that (i) the maximum amount of Senior Indebtedness shall be limited as described on
SCHEDULE 1.06 attached to this Agreement, (ii) the amount, if any, due and owing Seller under the terms of SECTION 1.04 above, and the ICX Sublease (defined at Section 10.05) and any amounts or rights due Seller thereunder, shall not be subordinated in any fashion to the interests of Buyer's Lenders, (iii) Buyer's Lenders shall have no right in the Assigned Assets, and (iv) Buyer's Lenders shall consent to the Plant 2 Option (as herein defined); (b) Seller's rights with respect to the payment of the amounts due under the Note shall be subordinate to the rights of Buyer's Lenders to payment of the Senior Indebtedness; PROVIDED, HOWEVER, that Seller shall have the absolute right to accept and receive regularly scheduled payments of principal and interest due under the Note so long as Seller has not otherwise received written notice from one or more of Buyer's Lenders that a default exists under the terms of Buyer's financing arrangements with one or more of Buyer's Lenders; and (c) Seller shall have the right to (i) confess judgment on the Note, as therein provided, to the extent a payment default in respect of the Note is not cured within sixty (60) days following written notice to Buyer of its intention to confess judgment, and
(ii) otherwise take action to enforce payment of the Note (or any such judgment) to the extent payment defaults in respect of the Note are not cured within a ninety (90) day standstill period following the occurrence of such default, which sixty (60) day and ninety (90) day periods may run concurrently. To effect the provisions of this SECTION 1.06, Seller shall enter into a subordination and/or intercreditor agreement (the "Subordination or Intercreditor Agreement") that Buyer or Buyer's Lenders may reasonably request from time to time to the extent the terms thereof are consistent with the provisions of this SECTION 1.06 and otherwise in form satisfactory to Seller. For purposes of this Agreement, the term "institutional lender" shall mean and include any person or entity actively and regularly engaged in the business of commercial lending.

                                  ARTICLE II

                                  The Closing
                                  -----------

      SECTION 2.01. TIME AND PLACE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at 9:00 a.m. (Eastern Time) at the offices of Arter & Hadden, 1100 Huntington Building, Cleveland, Ohio 44115, on August 19, 1996, or such other date as Buyer and Seller may agree. The date of the Closing is herein referred to as the "Closing Date," and the transactions contemplated by this Agreement shall be effective as of 12:01 a.m. (Eastern Time) on the Closing Date.

                                   ARTICLE III

                   Representations and Warranties of Seller
                   ----------------------------------------

      As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Seller represents and warrants to Buyer that:

      SECTION 3.01. ORGANIZATION, POWER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Michigan. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification, except for such states or other jurisdictions in which the failure to so qualify will not have a material adverse effect on the financial condition of the Company. Each of Seller and the Company has all the requisite corporate power and authority to own, lease and operate its assets and to carry on the Purchased Business as it is now being conducted and to enter into this Agreement and the other agreements and documents contemplated by this Agreement.

      SECTION 3.02. AUTHORITY, NO VIOLATION, ETC. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement, including, but not limited to, the execution and delivery of the other agreements and documents to be executed and delivered by Seller and the consummation of the transactions contemplated by such other agreements and documents to be executed and delivered by Seller pursuant to the provisions of this Agreement constitute legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms and conditions. Except as disclosed on SCHEDULE 3.02, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, nor compliance by Seller with any of the provisions of this Agreement, will:

             (a) Result in the breach of any of the terms or conditions of, or constitute a default under, the current Articles of Incorporation or Bylaws of either Company or Seller or, except to the extent such breach or default would not have a material adverse effect on the financial condition of the Company, any contract, agreement, lease, commitment, indenture, mortgage, pledge, note, bond, license, or other instrument or obligation to which the Company or Seller is now a party or by which the Company or Seller or any of the Company's properties or assets may be bound or affected;

             (b) Violate any law, rule, or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal; or

             (c) Result in the acceleration of any indebtedness of the Company or increase the rate of interest payable by the Company with respect to any indebtedness.

      Assuming that ICX Corporation ("ICX"), which currently leases certain property to the Seller, has approved the ICX Sublease (defined at Section 10.05), consents and approvals of third parties and governmental authorities required in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement have been obtained or will be obtained prior to Closing.

      SECTION 3.03. TITLE TO THE SHARES. The Shares constitute all of the issued and outstanding shares of the common stock of the Company. There are no other classes or series of capital stock of the Company. Seller has good, absolute and marketable title to all of the Shares, free and clear of all liens, pledges, charges, security interests, encumbrances, rights of third parties, or other interests of any kind or character. Seller has, or will have, complete and unrestricted power and the unqualified right to sell, convey, assign, transfer and deliver the Shares to Buyer pursuant to the provisions of this Agreement. No legend or other reference to any purported encumbrance or lien appears on any certificate representing the Shares.

      SECTION 3.04. NO LITIGATION. No action, suit, or governmental proceedings has been instituted or, to the best knowledge of Seller, is threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

      SECTION 3.05. CAPITAL STRUCTURE OF COMPANY. The Company is authorized by its Articles of Incorporation to issue five hundred thousand (500,000) shares of common stock, Zero and 10/100 Dollars ($0.10) par value, of which one hundred fourteen thousand five hundred six (114,506) shares are issued and outstanding. All of the Shares have been duly authorize and validly issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, calls or other agreements or commitments obligating either Seller or the Company to sell or issue any Shares of the Company's capital stock or any securities convertible into Shares of the Company's capital stock, nor are there any voting trusts or any other agreements or understandings with respect to the voting of the Company's capital stock. The Company does not own or have any contract to acquire any equity securities or other securities of any person or any direct or indirect equity or ownership interests in any other business.

      SECTION 3.06. FINANCIAL STATEMENTS. Attached to this Agreement as SCHEDULE
3.06 are true, correct and complete copies of: (a) the Balance Sheet of the Company as of June 30, 1995, and the Statement of Operations, Statement of Cash Flows and Supporting Schedule for the twelve (12) month period ending on June 30, 1995 (collectively, the "Financial Statements"), and (b)the interim monthly financial statements of the Company for its current fiscal year ("Interim Statements"). Except as set forth in SCHEDULE 3.06, the Financial Statements and Interim Statements have been prepared from the books and records of the Company in accordance with generally accepted accounting principles applied on a consistent basis with prior periods, except as provided therein, and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods then ended. Except as disclosed or reserved against on the Financial Statements and/or the Interim Statements, or as set forth on SCHEDULE 3.06, and other than current liabilities incurred in the ordinary and usual course of business since June 30, 1995, the Company does not have any debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, including, but not limited to, guarantees, liabilities, or obligations on account of taxes, other governmental charges, duties, penalties, interest, or fines, that individually or in the aggregate, would have, or would reasonably be expected to have, a material adverse effect on the condition, financial or otherwise, or future prospects of the Company.

      SECTION 3.07. ASSETS. Except as disclosed on SCHEDULE 3.07. 3.08 or 10.05, all of the Company's assets used in the Purchased Business, including, without limitation, all of the Company's machinery, equipment, inventory and accounts receivable, real estate and improvements, and other assets, are reflected on its financial statements. Except for the leased personal property listed on SCHEDULE
10.05 and the real estate described on SCHEDULE 3.08: (a) The Company has good and marketable title to all of its assets, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, easements, encroachments, rights of third parties, or other interests of any kind or character EXCEPT for such items of record that do not materially interfere with the Company's ability to own and operate the Purchased Business, and (b) the Company's assets include all the properties which are necessary to conduct the Purchased Business as presently conducted, and to perform all of the current contracts, leases, agreements, commitments, purchase orders, work orders, customer orders, and other arrangements of the Company.

      SECTION 3.08. LEASED REAL ESTATE. SCHEDULE 3.08 sets forth a list of all real estate leased by the Company and/or the Seller which is used by the Company in the operation of the Purchased Business, including a copy of the subject Real Estate Lease Agreement by and between Shiawassee Valley Development Corporation, as Lessor, and the Company, as Lessee, dated September 20, 1995.

      SECTION 3.09. MINUTE BOOKS. The minute books of the Company are complete and correct in all material respects and reflect all of those transactions involving its business which properly should be set forth therein. At the Closing, all of the Company's minute books and records will be in the possession of the Company.

      SECTION 3.10. LITIGATION. Except as disclosed on SCHEDULE 3.10, to the knowledge of Seller: (a) there is no suit, action, proceeding (legal, administrative or otherwise), claim, investigation or inquiry (by an administrative agency, governmental body, arbitration tribunal or otherwise) pending or threatened against the Company, which otherwise would materially adversely affect any of the capital stock, properties or assets of the Company; and (b) there is no outstanding judgment, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal which materially affects the operations of the Company or any of the capital stock, properties or assets of the Company.

      SECTION 3.11. OTHER INFORMATION. To the knowledge of Seller, and except as otherwise disclosed herein, all information and data concerning the Company and its operations and assets, which has been provided to Buyer by the Seller, is true, complete and not misleading in any material respect.

      SECTION 3.12. BROKERS' OR FINDERS' FEES. Except as disclosed on SCHEDULE 3.12, no agent, broker, investment banker, or other person or firm acting on behalf of Seller or under Seller's authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly related to the transactions contemplated by this Agreement.

      SECTION 3.13. SELLER'S KNOWLEDGE. Notwithstanding anything to the contrary contained herein, where the terms "to the knowledge of Seller," "known to Seller," or words of similar import are used in this Agreement, the same shall be deemed to mean, and refer solely to the knowledge, in fact, possessed by, the executive management personnel of the Seller.

      SECTION 3.14. REPRESENTATIONS AND WARRANTIES AS OF DATE HEREOF. The representations and warranties contained in the foregoing SECTION 3.01 through
SECTION 3.13 inclusive are made as of the date of this Agreement and shall be updated as of the Closing, except, as otherwise expressly indicated therein.

                                  ARTICLE IV

                    Warranties and Representations of Buyer
                    ---------------------------------------

      As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Buyer represents and warrants to Seller that:

      SECTION 4.01. ORGANIZATION, POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Michigan. Buyer has all the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted and to enter into this Agreement and the other agreements and documents of transfer contemplated by this Agreement.

      SECTION 4.02. AUTHORITY, NO VIOLATION, ETC. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement, including, but not limited to, the execution and delivery of the other agreements and documents to be executed and delivered by Buyer and the consummation of the transactions contemplated by such other agreements and documents have been duly and validly authorized by all necessary corporate action on the part of the Board of Directors of Buyer. This Agreement and the other agreements and documents to be executed and delivered by Buyer pursuant to the provisions of this Agreement constitute legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms and conditions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, nor compliance by Buyer with any of the provisions of this Agreement, will:

             (a) Result in the breach of any of the terms or conditions of, or constitute a default under, the current Articles of Incorporation or Bylaws of either Company or Buyer, or any contract, agreement, lease, commitment, indenture, mortgage, pledge, note, bond, license, or other instrument or obligation to which the Company or Buyer is now a party or by which the Company or Buyer or any of the Company's properties or assets may be bound or affected or;

             (b) Violate any law, rule, or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal.

      All consents and approvals of third parties and governmental authorities required in connection with the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated by this Agreement have been obtained or will be obtained prior to Closing.

      SECTION 4.03. NO LITIGATION. No action, suit, or proceeding has been instituted or, to the best knowledge of Buyer, is threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

      SECTION 4.04. BROKERS' OR FINDERS' FEES. Except as disclosed on SCHEDULE 4.04, no agent, broker, investment banker, or other person or firm acting on behalf of Buyer or under Buyer's authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly related to the transactions contemplated by this Agreement.

      SECTION 4.05. "AS IS" PURCHASE.

             (a) Buyer is familiar with the Purchased Business and the industry in which the Company operates the Purchased Business

             (b) As of the Closing, Buyer will have undertaken all tests and examinations of the assets, books and records of the Company and reviewed all other information relating to the Company or the Purchased Business as Buyer shall have deemed necessary or appropriate; and

             (c) Except for the representations and warranties expressly made by Seller pursuant to Article III of this Agreement: (i) Seller is making no other representations Or warranties, express or implied, regarding the Company or the Purchased Business, including, but not limited to, the assets, financial condition, operations or prospects of the Company, and
      (ii) Buyer is purchasing the Shares of the Company "As Is", and thereby indirectly acquiring the Company, the Purchased Business and the assets and properties of the Company in an "As Is" condition.

      SECTION 4.06. CONTINUATION OF THE BUSINESS. Buyer acknowledges and assures Seller that it intends to continue operation of the Company as a going concern and that Buyer will cause the Company to honor the Company's collective bargaining relationship and contract with the United Auto Workers.

      SECTION 4.07. REPRESENTATIONS AND WARRANTIES AS OF DATE HEREOF. The representations and warranties contained in the foregoing Section 4.01 through
Section 4.06 inclusive are made as of the date of this Agreement and shall be updated as of the Closing, except as otherwise expressly indicated therein.

                                   ARTICLE V

                    Certain Pre-Closing Covenants of Seller
                    ---------------------------------------

      Seller covenants and agrees that between the date of this Agreement and the Closing, except as otherwise consented to by Buyer:

      SECTION 5.01. OPERATION OF PURCHASED BUSINESS. Seller shall use its best efforts to: (a) cause the Company to operate the Purchased Business in the ordinary course, consistent with past practices; (b) preserve the Purchased Business intact and conserve the goodwill related thereto; (c) keep available and maintain the services of all employees, agents and representatives of the Company on the same or substantially the same terms and conditions; and (d) continue and preserve good relationships with suppliers, customers, lenders and others having business dealings or relationships with the Company, PROVIDED, HOWEVER, that with regard to the foregoing, Buyer acknowledges that the Company's President and Chief Engineer terminated their employment with the Company effective April 11, 1996, the Company's comptroller terminated his employment as of May 31, 1996, and that such terminations of employment may affect the ability of the Seller and Company to comply with the foregoing provisions of this Section 5.01.

      SECTION 5.02. NOTICE OF MATERIAL CHANGES. Seller shall promptly notify Buyer if it becomes aware of any fact or condition that makes untrue any representation or warranty contained in this Agreement.

      SECTION 5.03. ACCESS TO THE COMPANY. Seller shall provide Buyer with reasonable access to all information in its or the Company's possession concerning the Company and/or the

Purchased Business that Buyer shall reasonably request. At the express direction of the officers of Seller, Seller shall permit Buyer and its accountants, attorneys and other authorized representatives to enter upon the offices and plant sites of the Company to inspect the books and other records of the Company, to examine the assets of the Company, and to carry out any reasonable tests and examinations of such assets as are deemed necessary by Buyer, provided that such visits, tests and examinations are conducted in a manner which does not unreasonably interfere with the operation of the Purchased Business.

      SECTION 5.04. EXCLUSIVE RIGHT TO ACQUIRE. So long as Buyer has not breached any of its representations, warranties, covenants or other agreements under this Agreement, Buyer shall have the exclusive right to acquire the Shares of the Company until the earlier of the Closing Date or the termination of this Agreement, and during such time period Seller shall not, and Seller shall cause the Company not to, engage in discussions or negotiations with any other person or entity relating to the sale or other disposition of the Shares or the sale or other disposition of any assets of the Company outside the ordinary and usual course of business.

      SECTION 5.05. CONSENTS. Approvals. Seller shall use its best efforts to obtain all consents and approvals of third parties and governmental authorities required in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement.

      SECTION 5.06, INTERCOMPANY INDEBTEDNESS. Seller shall cause the Company to repay, or forgive and fully and unconditionally release the Company from, all net indebtedness of the Company to Seller.

                                  ARTICLE VI

                  Conditions Precedent to Buyer's Performance
                  -------------------------------------------

      The obligation of Buyer to consummate the transactions contemplated under and pursuant to this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions:

      SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF SELLER. Except for such changes as are permitted or contemplated by this Agreement, each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date.

      SECTION 6.02. COMPLIANCE. Seller shall have performed, complied with and fulfilled all the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by Seller prior to or at the Closing.

      SECTION 6.03. LITIGATION. No order, decree or ruling of any governmental authority or court shall have been entered, and no governmental proceeding or other action, suit, claim or investigation shall be pending or threatened, pertaining to the transactions contemplated by this Agreement.

      SECTION 6.04. CLOSING DELIVERIES. Buyer shall have received from Seller all of the instruments, documents and other items described in SECTION 9.01, and the form and substance of all such deliveries shall be satisfactory in all reasonable respects to Buyer and its counsel.

      SECTION 6.05. CONSENT BY ICX TO SUBLEASE. ICX Corporation shall have consented to the Sublease (as defined in SECTION 10.05) and delivered to Buyer a nondisturbance and attornment agreement in the form attached hereto as EXHIBIT
6.05 (the "Nondisturbance and Attornment Agreement").

      SECTION 6.06. SUBORDINATION AGREEMENT. Seller shall have entered into a Subordination Agreement or Intercreditor Agreement in the form attached hereto as EXHIBIT 1.06.

      SECTION 6.07. BANK ACCOUNT BALANCES. Seller shall cause the Company to close or transfer to Seller the Company's "Zero Balance" Deposit Account and take all appropriate steps so that the Company's other bank accounts shall not have a negative book balance as of the Closing. Seller shall be responsible for paying all checks drawn on the Zero Balance Deposit Account prior to the Closing.

                                  ARTICLE VII

                 Conditions Precedent to Seller's Performance
                 --------------------------------------------

      The obligation of Seller to consummate the transactions contemplated under and pursuant to this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions:

      SECTION 7.01. REPRESENTATIONS AND WARRANTIES OF BUYER. Except for such changes as are permitted or contemplated by this Agreement, each of the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date.

      SECTION 7.02. COMPLIANCE. Buyer shall have performed, complied with and fulfilled all the covenants, agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by it prior to or at the Closing.

      SECTION 7.03. LITIGATION. No order, decree or ruling of any governmental authority or court shall have been entered, and no governmental proceeding or other action, suit, claim or investigation shall be pending or, to the knowledge of the officers of Buyer threatened, pertaining to the transactions contemplated by this Agreement.

      SECTION 7.04. CLOSING DELIVERIES. Seller shall have received from Buyer all of the instruments, documents and other items described in Section 9.02, and the form and substance of all such deliveries shall be satisfactory in all reasonable respects to Seller and its counsel.

                                  ARTICLE VIII

                                  Termination
                                  -----------

      SECTION 8.01. TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated by the mutual agreement in writing of the parties hereto at any time prior to the Closing. If this Agreement is terminated pursuant to this SECTION 8.01, Seller shall be obligated to repay the Earnest Deposit to Buyer.

      SECTION 8.02. TERMINATION BY BUYER. This Agreement and any obligations of Buyer hereunder (other than its obligations under SECTION 12.01 and SECTION 12.02) may be terminated by Buyer at any time prior to or at the Closing if: (a) Seller shall have failed to perform in a timely manner, and in all material respects, any of its covenants or obligations set forth in this Agreement, including, without limitation, any of Seller's covenants and obligations under
ARTICLE V or SECTION 10.01 of this Agreement; (b)any representation or warranty of Seller contained herein is false or misleading in any material respect; (c) Seller shall fail to make any delivery specified in SECTION 9.01; or (d) Buyer demonstrates that a material adverse change in the Purchased Business or the financial condition of the Company has occurred since April 30, 1996; provided, however, that Buyer waives its right to terminate this Agreement due to information contained in the environmental and title reports with respect to real estate owned or leased by the Company.

      SECTION 8.03. TERMINATION BY SELLER. This Agreement and any obligations of Seller hereunder (other than its obligations under SECTION 12.01 and SECTION 12.02) may be terminated by Seller at any time prior to or at the Closing if:
(a) Buyer shall have failed to perform in a timely manner in all material respects any of its covenants or obligations hereunder; (b) any representation or warranty of Buyer contained herein is false or misleading in any material respect; or (c) Buyer shall fail to make any delivery specified in SECTION 9.02.

      SECTION 8.04. AUTOMATIC TERMINATION. Except as provided herein, unless the transactions contemplated by this Agreement shall have been consummated by the Closing Date or such other date as Buyer and Seller may agree in writing, this Agreement shall automatically be terminated. Except to the extent the failure to close the transaction by such date occurs by reason of a condition described in
SECTION 8.03 above, if this Agreement is terminated pursuant to this SECTION 8.04, Seller shall be obligated to repay the Earnest Deposit to Buyer.

      SECTION 8.05. LIQUIDATED DAMAGES.

             (a) Notwithstanding anything contained herein, if Buyer justifiably terminates this Agreement pursuant to the provisions of SECTION 8.02(a),
      (b) OR (c), BUT NOT (d) (provided Buyer has completed all performance required of Buyer hereunder), Seller shall be obligated to: (i) repay the Earnest Deposit to Buyer, plus (ii) pay Buyer liquidated damages equal to the amount of the Earnest Deposit (the "Liquidated Damages"). If Buyer terminates this Agreement other than as described in the foregoing sentence, Seller shall be entitled to retain the Earnest Deposit as liquidated damages.

             (b) If Seller justifiably terminates this Agreement pursuant to the provisions of SECTION 8.03 or to the extent otherwise permitted under
      SECTION 8.04 above, Seller shall be entitled to retain the Earnest Deposit as liquidated damages.


                                  ARTICLE IX

                             Deliveries at Closing
                             ---------------------

      SECTION 9.01. DELIVERIES TO BUYER AT THE CLOSING. At the Closing, and simultaneously with the deliveries to Seller specified in SECTION 9.02, Seller shall deliver or cause to be delivered to Buyer the following:

            (a) The share certificates representing the Shares along with a duly executed stock power;

            (b) A duly executed receipt for the closing payment, per SECTION 1.03, in form reasonably acceptable to Buyer;

            (c) A duly executed Subordination Agreement or Intercreditor Agreement executed by Buyer's Senior Lender and Seller, as described in
      SECTION 1.06;

            (d) A Certificate of Seller in form reasonably acceptable to Buyer acknowledging the accuracy of its representations and warranties contained in this Agreement and as to its compliance with and fulfillment of all covenants, agreements, obligations and conditions required by this Agreement (subject to the provisions of SECTION 9.01);

            (e) The resignations of all directors and officers of the Company in form reasonably acceptable to Buyer;

            (f) All books of account, corporate seals, minute books, stock records, and all other records pertaining to the Company; and

            (g) Any other documents or instruments as Buyer may reasonably request for the purpose of assigning, transferring, granting, conveying, and confirming the Shares of the Company to Buyer.

      SECTION 9.02. DELIVERIES TO SELLER AT THE CLOSING. At the Closing, and simultaneously with the deliveries to Buyer specified in SECTION 9.01, Buyer shall deliver or cause to be delivered to Seller the following:

            (a) The closing payment specified in SECTION 1.03;

            (b) Buyer's executed release of any interest in the Earnest Deposit to the Seller;

            (c) The Seller's Note duly executed by Buyer;

            (d) The Bridge Note duly executed by Buyer;

            (e) The transfer of all Assigned Assets to Seller, including the fully executed Assignment Agreement and any other fully executed documentation necessary to complete the transfer;

            (f) The executed Guarantee of John DeMaria specified in SECTION 1.05(B);

            (g) The executed Pledge Agreement, Security Agreement, Financing Statements, and Mortgage specified in SECTION 1.05(a), (c) AND (d);

            (h) The Shares, accompanied by a stock power endorsed for transfer to be held by Seller under the terms of the Pledge;

            (i) A letter fully executed by the Company, in form satisfactory to Seller, acknowledging Company's obligation under the provisions of SECTION 11.02.

            (j) A Certificate of Buyer in form reasonably acceptable to Seller acknowledging the accuracy of its representations and warranties contained in this Agreement and as to its compliance with and fulfillment of all covenants, agreements, obligations and conditions required by this Agreement;

            (k) The fully executed Sublease and Security Agreement described in
      SECTION 10.05, complete with the written approval of ICX;

            (l) The fully executed Plant 2 Option described in SECTION 10.06;
      and

            (m) Any other documents or instruments as Seller may reasonably request for the purpose of assigning, transferring, conveying, and confirming the sale of the Shares to Buyer and the payment to Seller of its purchase price and all related security for future payments described herein.

                                   ARTICLE X


                      Additional Covenants of the Parties
                      -----------------------------------

      SECTION 10.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties shall negotiate in good faith and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions provided for in this Agreement.

      SECTION 10.02. FURTHER ASSURANCE. Seller, after the Closing, without further consideration, shall execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments, reasonably requested by Buyer, and shall take any other action consistent with the terms Of this Agreement that may reasonably be requested by Buyer.

      SECTION 10.03. ACCESS TO RECORDS. For a period of six (6) years after the Closing Date, Buyer shall retain, and Seller and its representatives shall have reasonable access to (including the right to make copies of), all of the books and records of the Company to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by Seller's ownership of the Shares or the operation of the Purchased Business prior to the Closing. Following the expiration of such six (6) year period, Buyer shall continue to cooperate with Seller to provide Seller with access to any such books and records, which Buyer or the Company has continued to retain, for any of the foregoing matters.

      SECTION 10.04. PUBLIC STATEMENTS. Without the prior written consent of Seller, Buyer shall not make any announcements or public statements relating to the signing of this Agreement and/or the transactions contemplated by this Agreement.

      SECTION 10.05. LEASED EQUIPMENT. SCHEDULE 10.05 sets forth a list of all personal property leased by the Company and/or Seller which is used by the Company in the operations of the Purchased Business. Buyer agrees to assume and indemnify Seller against any liability or loss in respect of, all of Seller's obligations under the personal property leases described on Schedule 10.05 under which Seller is the lessee (the "Assigned Leases"); provided, however, that in connection with the Lease Agreement No. 673 dated July 1, 1992, between Seller and ICX Corporation (the "ICX Lease"), the Company and Seller shall enter into a sublease agreement, effective as of the Closing Date for the personal property described on lease schedules 012 and 014 that are at the Company's facilities in Owosso, Michigan, on the terms and conditions set forth in the Sublease and Security Agreement in the form attached hereto as Exhibit 10.05 (the "ICX Sublease").

      SECTION 10.06. OPTION TO PURCHASE PLANT 2. The Company shall grant Seller an option (the "Plant 2 Option") to purchase the real estate and buildings located at 630 South Chestnut Street, Owosso, Michigan ("Plant 2") for the period from the Closing until Seller has no further responsibility pursuant to the ICX Lease for the personal property described in the ICX Sublease, such option to be exercisable by Seller if there occurs an event of default hereunder or in the Note. The purchase price for Plant 2 shall be Four Hundred Fifty Thousand Dollars ($450,000) payable in cash. A form of the Plant 2 Option is attached as EXHIBIT 10.06.

      SECTION 10.07. SUBORDINATION OR INTERCREDITOR AGREEMENT. Notwithstanding any contrary provisions herein, Buyer and Seller agree that this Agreement, if executed by Buyer and Seller, and the obligations of Buyer and Seller, respectively, hereunder shall be null, void and of no effect and neither party shall be bound hereby or hereunder UNLESS Seller shall have executed a Subordination or intercreditor Agreement with Buyer's Lenders as described in
SECTION 1.06 on or prior to the Closing.

                                  ARTICLE XI

                                Indemnification
                                ---------------

      SECTION 11.01. INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold Buyer, its successors and permitted assigns, and its affiliates (collectively, "Buyer's Indemnified Persons") harmless from and against any loss, damage, liability, claim, action, cause of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses (collectively "Damages"), reasonably sustained or incurred in connection with the defense or investigation of any claim arising out of or in any way relating to: (a) any misrepresentation in or breach of the representations and warranties of Seller set forth in this Agreement or in ally document delivered to Buyer pursuant to the provisions of this Agreement (subject to the provisions of SECTION 12.09), (b) the failure by Seller to perform any of its obligations under this Agreement, including, but not limited to, those set forth in Section
11.06 (the "Plant I Claims"), or (c) any Environmental Claim (as defined below) against the Company arising out of or based upon the (i) the Barrels, Inc. site located in Ingham County, Michigan, or (ii) KELLY. ET AL. V. GREAT LAKES CONTAINER CORPORATION (U.S. District Court File No. 85-CV73556-DT), or (iii) the prior sale of barrels by the Company to third parties on or after December 31, 1986 (collectively, the "Barrel Claims"). For purposes of the preceding sentence, "Environmental Claim" means any notice of any violation, claim, demand, abatement or other order or direction by any governmental authority for tangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions from the violation of any environmental laws currently in effect as of the Closing Date.

      SECTION 11.02. INDEMNIFICATION BY BUYER AND THE COMPANY. Buyer and the Company, jointly and severally, shall indemnify, defend and hold Seller and its affiliates (collectively, "Seller's Indemnified Persons") harmless from and against any and all Damages arising out of or in any way relating to (a) any misrepresentation in or breach of the representations and warranties of Buyer set forth in this Agreement, or in any document delivered to Seller pursuant to the provisions of this Agreement (subject to the provisions of SECTION 12.09),
(b) the failure by Buyer to perform any of its obligations under this Agreement,
(c) the failure by Company to perform any of its obligations under the terms of the Assignment Agreement, or (d) Buyer's or the Company's failure to pay, discharge and perform any obligations or liabilities of the Company (other than any Environmental Claim referred to in SECTION 11.01(c) of this Agreement); irrespective of whether any such obligation or liability relates to or arises out of the operation of the Purchased Business by the Company prior to, on or after the Closing Date. Further, Company, its successors and assigns, agrees to supply to Seller in the ordinary course annual reviewed financial statements, as well as all financial reports which Company supplies to its lenders from time to time.

      SECTION 11.03. NOTICE. If any person believes that he, she or it has suffered or incurred any Damages, that person shall so notify the indemnifying party promptly in writing describing such Damages, the amount thereof, if known, and the method of computation of such Damages, all with reasonable particularity to permit the indemnifying party to assess the nature and cost of the claim. If any action at law, suit in equity or administrative action is instituted by or against a third party with respect to which any person intends to claim any liability or expense as Damages under this Article XI, such person shall promptly notify the indemnifying party of such action.

      SECTION 11.04. DEFENSE OF CLAIMS. The indemnifying party shall have thirty
(30) calendar days after receipt of any notice referred to in SECTION 11.03 of this Agreement to notify the indemnified party that it elects to conduct and control any legal or administrative action or suit with respect to an indemnifiable claim. If the indemnifying party does not give such notice, the indemnified person shall have the right to defend, contest, settle or compromise such action or suit in the exercise of its exclusive discretion, and to the extent such claim is otherwise an indemnifiable claim hereunder, the indemnifying party shall, upon request from the indemnified person, promptly pay the indemnified person in accordance with the other terms and conditions of this
Article XI the amount of any Damages resulting from its liability to the third party claimant. If the indemnifying party gives such notice, it shall have the right to undertake, conduct and control, through counsel of its own choosing at its sole expense, the conduct and settlement of such action or suit, and the indemnified person shall cooperate with the indemnifying party in connection therewith; PROVIDED, HOWEVER, that (a) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge securing the claims indemnified hereunder upon any asset of the indemnified person, (b)the indemnifying party shall not thereby consent to the imposition of any injunction against the indemnified person without the written consent of the indemnified person, (c) the indemnifying party shall permit the indemnified person to participate in such conduct or settlement through counsel chosen by the indemnified person, but the fees and expenses of such counsel shall be borne by the indemnified person except as provided in clause (d) below, and (d) upon a final determination of such action or suit, the indemnifying party shall agree promptly to reimburse to the extent required under this ARTICLE XI (subject to the provisions of SECTION 11.07 of this Agreement) the indemnified person for the full amount of any Damages resulting from such action or suit and all reasonable and related expenses incurred by the indemnified person, except fees and expenses of counsel for the indemnified person incurred after the assumption of the conduct and control of such action or suit by the indemnifying party. So long as the indemnifying party is contesting any such action in good faith, the indemnified person shall not pay or settle any such action or suit. Notwithstanding the foregoing, the indemnified person shall have the right to pay or settle any such action or suit, provided that in such event the indemnified person shall waive any right to indemnity therefor from the indemnifying party and no amount in respect therefor shall be claimed as Damages under this ARTICLE XI.

      SECTION 11.05. BARREL CLAIMS. Seller shall, at its sole expense and in the manner determined by Seller, conduct or direct any environmental cleanup or remediation to be undertaken by the Company which is required by law and which constitutes a Barrel Claim; PROVIDED, HOWEVER, that Seller will consult with Buyer with respect to such matters, will not take any action which will unduly hamper the ability of the Company to carry on the Purchased Business in the ordinary course (unless required by law to do so), and will provide Buyer with a complete copy of any governmental filing or submission at the time it is made. Buyer agrees to cooperate and cause the Company to cooperate with Seller (including, without limitation, by making relevant personnel and records available to Seller at all reasonable times at a reasonable charge to be agreed upon between Buyer and Seller) in connection with any such cleanup or remediation.

      SECTION 11.06. REMEDIAL ACTION PLAN. Within a reasonable time period after the Closing Of the transaction contemplated herein, Seller, at its sole expense, shall either: (a) present documentation to the Buyer reflecting that the real estate owned by the Company at 1000 Bradley Street, Owosso, Michigan ("Plant No. 1") does not constitute a "facility" as that term is defined in Part 201, as amended, of Michigan's Public Act 451 of 1994 ("Part 201"), or (b) prepare or cause to be prepared a remedial action plan ("RAP") in compliance with Section 20114 of Part 201 regarding the: (i) acetone detected in the grab soil sample identified as sample 0-2 in the December, 1994 Phase II Environmental Site Assessment Report, prepared by Woodward-Clyde Consultants ("WCC"), a copy of which has been delivered to Buyer, and (ii) metals detected in the soil samples identified in the July, 1995 Evaluation of Analytical Results prepared by WCC, a copy of which has been delivered to Buyer, to the extent that the compounds in
(i) and (ii) are identified in concentrations which exceed the respective generic residential criteria for those compounds under Part 201. Seller shall submit the RAP to and obtain the approval of the RAP by the Michigan Department of Environmental Quality (the "MDEQ").

      Upon approval of the RAP, Seller shall diligently implement the RAP, and, upon completion, shall obtain from the MDEQ a document stating that the RAP has been completed. The RAP, including the choice of appropriate and relevant cleanup criteria and land and/or resource use restrictions, shall be prepared and structured at the sole discretion of Seller, subject only to MDEQ approval; provided, however, that Seller shall furnish Buyer with a copy of the RAP simultaneously with submittal of the RAP to the MDEQ, and shall not include in the RAP any action or restriction which would unreasonably interfere with the ability of the Company to carry on the Purchased Business in the ordinary course (unless required by law to so interfere with such business).

      Buyer and the Company agree to fully cooperate with Seller and shall not take any action which interferes with Seller in its undertaking to obtain RAP approval or implementation. Specifically, but not by way of limitation, Buyer and/or the Company shall cause the appropriate representatives to provide their signatures on any documents as may be necessary to effectuate the RAP, including, without limitation, a notice of approved environmental remediation and/or a restrictive covenant. The obligations of Buyer and the Company contained in this subparagraph are subject to Seller's obligation to not unreasonably interfere with the Purchased Business in the ordinary course, as further described above.

      Buyer and the Company shall allow Seller and/or its agents access to Plant No. 1 at all times during development and implementation Of the RAP, including any access needed for any monitoring required in connection with the RAP.

      SECTION 11.07. COOPERATION. If requested by the indemnifying party, the indemnified person shall cooperate with the indemnifying party and its counsel in contesting any claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim, or any cross-complaint against any person, and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party will reimburse the indemnified person for any expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

      SECTION 11.08. LIMITATIONS. Except for Damages relating to a Barrel Claim or a Plant 1 Claim, Buyer's Indemnified Persons may not assert any claim for Damages under this ARTICLE XI: (a) unless and until the aggregate amount of such claims that may be asserted under this ARTICLE XI against Seller by Buyer's Indemnified Persons exceeds Fifty Thousand and 00/100 Dollars ($50,000.00), and then Buyer's Indemnified Persons may only assert a claim for the excess of such aggregate claims over Fifty Thousand and 00/100 Dollars ($50,000.00), or (b) in respect of any claim of breach of any representation or warranty of the Seller hereunder, to the extent Seller had disclosed such breach to the Buyer prior to the Closing Date, as provided in SECTION 5.02 hereof, or Buyer otherwise had actual knowledge of such breach prior to Closing. Notwithstanding the provisions of ARTICLE XI, except for damages related to a Barrel Claim or a Plant 1 Claim, the aggregate amount of indemnification for which Seller shall be liable under this ARTICLE XI shall not exceed an amount equal to Two hundred Thousand Dollars ($200,000).

      SECTION 11.09. PAYMENT OF DAMAGES. The indemnifying party shall promptly pay to the indemnified person in cash the amount of any Damages to which the indemnified person is entitled by reason of the provisions of this Agreement. The parties covenant that any payment made pursuant to this ARTICLE XI will be treated by the parties on their respective tax returns as an adjustment to the Purchase Price.

      SECTION 11. 10. COORDINATION OF PROVISIONS. To the extent any provision of this Agreement specifically limits or excludes Seller's indemnification obligation for certain matters, Seller shall have no liability or indemnification obligation for such matters under any other provisions of this Agreement.

                                  ARTICLE XII


                           Miscellaneous Provisions
                           ------------------------

      SECTION 12.01. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents,materials and other information which it shall have obtained during the course of the negotiations leading to the consummation of the transactions contemplated by this Agreement, whether obtained before or after the date hereof (collectively, the "Confidential

Information"), and the preparation of this Agreement and other related documents. Notwithstanding the foregoing, the Confidential Information shall not include any information which: (a) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party,
(b)is known to the public and did not become so known through any violation of a legal obligation, (c) became known to the public through no fault of such party,
(d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed under the provisions of any binding statute or regulation, or
(f) is required to be disclosed by a rule or order of any court of competent jurisdiction. If the transactions contemplated by this Agreement are not consummated for any reason whatsoever, Buyer shall promptly return to Seller all of the Confidential Information in Buyer's possession relating to the Company and/or the Purchased Business, and shall not retain copies thereof.

      SECTION 12.02. EXPENSES. Each of Buyer and Seller shall pay their own costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, except as otherwise expressly provided for in this Agreement.

      SECTION 12.03. HEADINGS. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

      SECTION 12.04. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules referred to herein which form a part of this Agreement, contain the entire understanding of the parties with respect to the transactions contemplated by this Agreement. There are no representations, warranties, covenants or undertakings other than those expressly set forth or provided for in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated by this Agreement.

      SECTION 12.05. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. The party for whose benefit a warranty, representation, covenant, or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained in this Agreement and so waive performance of any of the obligations of the other party to this Agreement, and any defaults under this Agreement; PROVIDED, HOWEVER, that such waiver shall not affect or impair the waiving party's rights with respect to any other warranty, representation or covenant or any default under this Agreement, nor shall any waiver constitute a continuing waiver.

      SECTION 12.06. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 12.07. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached to this Agreement are incorporated in this Agreement and made a part of this Agreement in the same manner as if such exhibits and schedules were set forth at length in the text of this Agreement. The parties acknowledge that the Schedules will be updated on and as of the Closing Date.

      SECTION 12.08. SUCCESSORS. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by any party without the prior written consent of the other party hereto.

      SECTION 12.09. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION. Except for Barrel Claims and Plant 1 Claims, all representations and warranties made by any party to this Agreement or pursuant hereto and the indemnification rights and obligations with respect thereto set forth in ARTICLE XI of this Agreement shall survive the Closing Date for a period of one (1) year, at which time such representations and warranties and indemnification rights and obligations shall expire; PROVIDED, HOWEVER, that notwithstanding the foregoing the rights and obligations with respect to indemnification as provided in ARTICLE XI shall continue with respect to any matter for which indemnification had been properly sought pursuant to the provisions of this Agreement prior to the expiration of such survival period.

      SECTION 12. 10. NOTICES. All notices, requests, demands, and other communications to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third business day after mailing if mailed to the party to whom notice is to be given by certified or registered mail, return receipt requested, postage prepaid and properly addressed as follows:

      If to Buyer:

             QUOIN Inc.
             601 First Street, N.W.
             Grand Rapids, Michigan 49504
             Attn: John DeMaria, President

      With a Copy to:

             Miller, Canfield, Paddock and Stone, P.L.C.
             1200 Campau Square Plaza
             99 Monroe Avenue, N.W.
             Grand Rapids, Michigan 49503
             Attn: Michael Campbell

      If to Seller:

             Defiance, Inc.
             1111 Chester Avenue
             Suite 750
             Cleveland, Ohio 44114
             Attn: Jerry A. Cooper, President & CEO

      With a Copy to:

             Arter & Hadden
             1100 Huntington Building
             925 Euclid Avenue
             Cleveland, Ohio 44115
             Attn: Robert B. Tomaro

      SECTION 12.11. GOVERNING LAW: ARBITRATION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio except that the choice of law rules of Ohio shall not be applied in such a way as to cause this Agreement to be construed and interpreted in accordance with the laws of any other state. Any dispute concerning the interpretation of this Agreement, or the performance of obligations set forth in this Agreement, which cannot be amicably settled between the parties within sixty (60) days of written notice by the aggrieved party to the other, shall be finally settled by Arbitration in accordance with the rules and regulations of the American Arbitration Association. The place of Arbitration shall be Cleveland, Ohio, unless otherwise agreed.

      SECTION 12.12. SEVERABILITY. In the event that any of the terms or provisions of this Agreement are determined to be unenforceable by any court of competent jurisdiction, the parties to this Agreement shall consider such terms or provisions amended and modified so as to eliminate such invalidity or unenforceability, and all other terms and provisions shall remain in full force and effect as originally written.

      IN WITNESS WHEREOF, the parties have executed this Agreement this 6th day of August , 1996.



SELLER:                                     BUYER:

DEFIANCE, INC.                              QUOIN, INC.



By: /s/ Jerry A. Cooper                     By: /s/ John DeMaria
   --------------------------------            --------------------------------

Its: President and CEO                      Its: President
    -------------------------------             -------------------------------

                      LIST OF EXHIBITS AND SCHEDULES
                      FOR STOCK PURCHASE AGREEMENT
                      ----------------------------


Exhibit            Document
- -------            --------

1.03(b)            Assignment Agreement
1.03(c)            Seller Note
1.03(d)            Bridge Note
1.05(a)            Pledge Agreement
1.05(b)            Guarantee of John DeMaria
1.05(c)            Security Agreement
1.05(d)            Mortgage
6.05               Nondisturbance and Attornment Agreement
10.05              ICX Sublease
10.06              Plant 2 Option


Schedule           Document
- --------           --------

1.03(b)            Assigned Assets
1.06               Financial Ratios
3.02               Authority, No Violation, Etc.
3.06               Financial Statements
3.07               Assets Not Reflected On Financial Statements
3.08               Leased Real Estate
3.10               Litigation
3.12               Brokers' or Finders' Fees (Seller)
4.04               Brokers' or Finders' Fees (Buyer)
10.05              Leased Personal Property